THC HOMECARE (CONSOLIDATED)
BALANCE SHEET
11/30/97
ASSETS

CURRENT ASSETS:
Cash                       771,747.93
Trade Accounts Receivable        0.00
Reserve for Bad Debt             0.00
Inventories (Net)                0.00

Total Current Assets                            0.00

RENTAL EQUIPMENT (NET)                          0.00

PROPERTY AND EQUIPMENT (NET)                    0.00

DEPOSITS                                        0.00

INTERCOMPANY                                    0.00

TOTAL ASSETS                              771,747.93


CURRENT LIABILITIES:       377,179.11
Current Portion L/T Debt    57,244.16
Accounts Payable         2,599,871.44
Accrued Liabilities        254,576.28

Total Current Liabilities               3,288,870.99

LONG - TERM DEBT, Net of Current          817,818.13

LONG-TERM DEBT RELATED PARTY              131,463.21

OTHER LIABILITIES                          49,050.00


STOCKHOLDER'S EQUITY:
Common Stock                 4,047.40
Additional Paid-In
   Capital               1,830,225.38
Common Stock
   Warrants/Options        668,104.40
Accumulated Deficit     (6,017,831.58)

Total Stockholder's Equity             (3,515,454.40)

TOTAL LIABILITIES & S/H EQUITY            771,747.93